Exhibit 10.6

SECOND AMENDMENT
TO THE
AFC ENTERPRISES, INC. 2002 INCENTIVE STOCK PLAN

     THIS AMENDMENT made and entered into this 24th day of March, 2005, by AFC Enterprises, Inc. (the “Company”).

WITNESSETH:

     WHEREAS, the Company has previously adopted the 2002 AFC Enterprises, Inc. Incentive Stock Plan (the “Plan”); and

     WHEREAS, § 13.1 states that the Committee (as such term is defined in the Plan) has the right to adjust the number, kind or class (or any combination thereof) of shares of Stock to reflect any change in the capitalization of the Company, including but not limited to, such changes as stock dividends and stock splits; and

     WHEREAS, § 15 gives the Board of Directors of the Company the right to amend or revise the terms of the Plan at any time;

     NOW, THEREFORE, the Plan is hereby amended as follows, effective as of the date of shareholder approval hereof:

1.

     By amending § 13.1 to read as follows:

     13.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under § 3, the annual grant caps described in § 6, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class (or any combination thereof) of shares of Stock subject to Stock Grants granted under this Plan shall be adjusted by the Committee in an equitable manner (a) to reflect any change in the capitalization of the Company, including, but not limited to, such changes as stock dividends or stock splits, equity restructurings, spin-offs, cash dividends (other than ordinary cash dividends), or rights offerings and (b) to preserve the aggregate intrinsic value of each such outstanding Option, Stock Appreciation Right or Stock Grant immediately before such change in the capitalization of the Company.

2.

     Except as herein amended, the provisions of the Plan shall remain in full force and effect.

AFC ENTERPRISES, INC.
By:	/s/ Frank J. Belatti
Frank J. Belatti
Chairman of the Board and Chief Executive Officer